UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2015

OCEAN BIO-CHEM, INC.

(Exact name of registrant as specified in charter)

Florida	0-11102	59-1564329
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4041 S.W. 47 Avenue, Fort Lauderdale, Florida 33314

(Address of principal executive offices) (Zip Code)

(954) 587-6280

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment to the Company’s Form 8-K filed on June 1, 2015 is being filed solely to include a summary of the Ocean Bio-Chem, Inc. (the “Company”) 2015 Equity Compensation Plan, which was approved by the Company’s shareholders at the Company’s 2015 Annual Meeting of Shareholders. In all other respects, the text of the report is substantively unchanged. The Company’s Proxy Statement for its 2015 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on April 30, 2015, contains a more detailed description of the Company’s 2015 Equity Compensation Plan, and the full text of the plan is included both as Appendix A thereto and as Exhibit 99.1 to the Company’s Registration Statement on Form S-8, filed with the Securities and Exchange Commission on May 28, 2015.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the Annual Meeting of Shareholders held on May 29, 2015, the Company’s shareholders approved the Company’s 2015 Equity Compensation Plan (the “Plan”). The Company’s Board of Directors previously approved the Plan, subject to shareholder approval. The effective date of the Plan is May 29, 2015.

The Plan provides for the grant of stock options, stock appreciation rights, stock awards, stock units and other stock-based awards. All of Company’s employees non-employee directors, consultants and advisors who perform services for the Company and its subsidiaries are eligible to receive grants under the Plan (provided that services of a consultant or advisor are not in connection with the offer and sale of securities in a capital raising transaction and the consultant or advisor does not directly or indirectly promote or maintain a market in the Company’s securities).

The Plan replaces the Company’s Omnibus Equity Compensation Plan (the “Previous Plan”). From and after the effective date of the Plan, no further grants may be made under the Previous Plan.

The Plan authorizes 630,000 shares of Company common stock for issuance, subject to adjustment upon the occurrence of certain events described in the Plan. The maximum aggregate number of shares of Company common stock that may be subject to grants under the Plan to any individual during any calendar year is 100,000 shares, also subject to adjustment.

The Plan is administered and interpreted by the Equity Grant Committee of the Board of Directors (the “Committee”). The Committee has the sole authority to (i) determine the individuals to whom grants will be made under the Plan, (ii) determine the type, size, terms and conditions of the grants, (iii) determine when grants will be made (in this regard, the Committee may grant dividend equivalents in connection with grants of stock units or other stock-based awards made under the Plan) and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms and conditions of any previously issued grant, subject to the limitations described in the Plan, and (v) deal with any other matters arising under the Plan. However, any grants to members of the Committee must be authorized by the Board of Directors.

The Plan permits the Committee to impose objective performance goals in order for the grants to be considered “qualified performance-based compensation” for purposes of section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). These goals may be applied to grants of stock units, stock awards, other stock-based awards or dividend equivalents provided to employees under the Plan. The performance goals, to the extent designed to meet the requirements of section 162(m) of the Code, will be based on one or more of the following measures: cash flow; earnings (including gross margin, earnings before interest and taxes, earnings before taxes, earnings before interest, taxes, depreciation, amortization and charges for stock-based compensation, earnings before interest, taxes, depreciation and amortization, and net earnings); earnings per share; growth in earnings or earnings per share; stock price; return on equity or average shareholder equity; total shareholder return or growth in total shareholder return either directly or in relation to a comparative group; return on capital; return on assets or net assets; invested capital, required rate of return on capital or return on invested capital; revenue, growth in revenue or return on sales; income or net income; operating income, net operating income or net operating income after tax; operating margin; return on operating revenue or return on operating income; collections and recoveries, litigation and regulatory resolution goals, general and administrative and other expense control goals, budget comparisons, growth in shareholder value relative to the growth of the companies and other entities included in a specified index, the S&P Global Industry Classification Standards (“GICS”) or GICS Index, or another peer group or peer group index; credit rating; development and implementation of strategic plans and/or organizational restructuring goals; development and implementation of risk and crisis management programs; improvement in workforce diversity; compliance requirements and compliance relief; safety goals; productivity goals; workforce management and succession planning goals; measures of customer satisfaction, employee satisfaction or staff development; development or marketing collaborations, formations of joint ventures or partnerships or the completion of other similar transactions intended to enhance the Company’s revenue or profitability or enhance the Company’s customer base; mergers and acquisitions; and other similar criteria consistent with the foregoing.

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If dividend equivalents are granted as “qualified performance-based compensation,” a grantee may not accrue more than $100,000 of dividend equivalents during any calendar year.

A more detailed description of the terms and conditions of the Plan is provided in the Company’s Proxy Statement for its 2015 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on April 30, 2015, under the caption, “Proposal 3 – Approval of the Ocean Bio-Chem, Inc. 2015 Equity Compensation Plan,” and the full text of the Plan is included as Exhibit 99.1 to the Company’s Registration Statement on Form S-8, filed with the Securities and Exchange Commission on May 28, 2015.

Item 5.07. Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Stockholders on May 29, 2015. The proposals submitted by the Board of Directors to a vote of the shareholders, and the final results of the voting on each proposal, are noted below.

Proposal No. 1 — Election of Directors.

The following nominees were elected by the shareholders to serve on the Company’s Board of Directors until the next annual meeting of shareholders or until their respective successors have been duly elected and qualified:

Nominees	For	Withhold	Broker Non-Votes
Jeffrey S. Barocas	6,449,036	531,758	1,415,142
Sonia B. Beard	6,960,906	19,888	1,415,142
Diana Mazuelos Conard	6,960,906	19,888	1,415,142
Gregor M. Dornau	6,453,426	537,368	1,415,142
Peter G. Dornau	6,458,681	522,113	1,415,142
William W. Dudman	6,474,182	506,612	1,415,142
James M. Kolisch	6,459,037	521,757	1,415,142
John B. Turner	6,970,906	9,888	1,415,142

Proposal No. 2 — Ratification of the Appointment of Independent Registered Public Accounting Firm.

The shareholders ratified the appointment of Goldstein Schechter Koch P.A. as the Company's independent registered public accounting firm for 2015. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes

8,354,150	783	41,336	-

Proposal No. 3 — Approval of the Ocean Bio-Chem, Inc. 2015 Equity Compensation Plan.

The shareholders approved the Ocean Bio-Chem, Inc. 2015 Equity Compensation Plan. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes

6,777,937	198,505	4,685	1,415,142

Proposal No. 4 — Advisory Vote on the Compensation of our Named Executive Officers;

The shareholders approved, on an advisory basis, the compensation of our named executive officers. The voting results were as follows.

For	Against	Abstain	Broker Non-Votes

6,849,991	128,624	2,512	1,415,142

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCEAN BIO-CHEM, INC.

Date: June 11, 2015	By:	/s/ Jeffrey S. Barocas
Jeffrey S. Barocas
Chief Financial Officer

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